Exhibit No. 16
                    {Deloitte & Touche LLP Letterhead}

October 2, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We Have read and agree with the comments in Item 4 of Form 8-K of South Alabama Bancorporation, Inc. dated September 27, 1995.


Yours truly,

/s/ Deloitte & Touche LLP